                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of Berkshire Hathaway Inc. on Form S-8 of our report dated March 3, 2000, appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Omaha, Nebraska
December 29, 2000